EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:

We hereby consent to the incorporation by reference in Registration Statement No. 333-76441 on Form S-8 of our report dated May 10, 2002 appearing in this Annual Report on Form 11-K of The Hughes Non-Bargaining Employees Thrift and Savings Plan and The Hughes Savings Plus Plan for the year ended November 30, 2001.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Los Angeles, California
May 22, 2002














































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